Exhibit 99.1
Ardent Health Reports Third Quarter 2026 Results
Brentwood, Tenn. (November 4, 2026) – Ardent Health, Inc. (NYSE: ARDT) ("Ardent Health" or the "Company"), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the quarter ended September 30, 2026.
Third Quarter 2026 Operating and Financial Summary
All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

Total Revenue $1.62 billion	Net Income Attributable to Ardent Health $45 million
Adjusted EBITDA(1) $138 million	Adjusted EBITDAR(1) $180 million
Admissions 0.1% growth Y/Y	Adjusted Admissions 2.9% growth Y/Y
Operating Cash Flow $122 million	Increasing 2026 Adjusted EBITDA Guidance Reaffirming Total Revenue: $6,400 - $6,700 million Raising Adjusted EBITDA midpoint(1): $500 - $535 million
(1)    Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" and reconciliations of non-GAAP measures to their most comparable GAAP financial measures contained later in this press release.

Third Quarter Results Reflect Improving Performance; Raising 2026 Adjusted EBITDA Guidance
•"We delivered strong third quarter results, highlighted by adjusted EBITDA of $138 million, a 4% reduction in SWB expense, and 2.9% adjusted admissions growth," said Dave Caspers, President and Chief Executive Officer of
Ardent Health. "Our performance reflects disciplined execution, with volumes improving sequentially and continued progress on our operating priorities. IMPACT initiatives continued to gain traction and remain on track to achieve at least $70 million of savings this year, contributing to greater efficiency and stronger financial performance."
•"We enter the fourth quarter with confidence in the trajectory of our business and ability to execute on the opportunities ahead," Caspers continued. "Based on our year-to-date performance and continued operational momentum, we are raising our 2026 Adjusted EBITDA guidance midpoint 1.5%."
•“Consistent with our focus on disciplined portfolio management, we entered into a definitive agreement during the third quarter to transition full ownership of our Kansas hospital to our joint venture partner,” Caspers noted.
“We expect this transaction to enhance margins while allowing us to redeploy capital toward growth in core markets where we can build scale and integrated systems of care.”
•“We remain focused on strategic capital deployment that prioritizes organic investments and M&A," said Caspers.
“The company’s $766 million of cash and 2.5x lease-adjusted net leverage provide flexibility to execute against these priorities while maintaining a balanced approach to capital allocation that creates long-term shareholder value.”

1  Lease-adjusted net leverage ratio is defined as the Company's net debt, plus 8x trailing twelve-month real estate investment trust ("REIT") rent expense, divided by trailing twelve-month Adjusted EBITDAR as of September 30, 2026.

Financial Performance Summary
For the third quarter of 2026:
•Total revenue grew 3.1% year-over-year to $1,625 million. The growth in total revenue consisted of a 2.9%
increase in adjusted admissions.
•Net income attributable to Ardent Health was $45 million, or $0.31 per diluted share, compared to net loss attributable to Ardent Health of $23 million, or $0.17 per diluted share, for the third quarter of 2025.
•Adjusted EBITDA was $138 million, which includes benefits from IMPACT program initiatives, improving volume trends, and operational execution.
Operating Performance Summary
The following table provides a summary of certain key operating metrics for the third quarter of 2026 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a more extensive list of key operating metrics.

	Three Months Ended September 30,
(Unaudited)	2026	2025	% Change
Adjusted admissions	91,933	89,328	2.9%
Admissions	41,899	41,862	0.1%
Inpatient surgeries	9,250	9,732	(5.0%)
Outpatient surgeries	22,684	22,813	(0.6%)
Total surgeries	31,934	32,545	(1.9%)
Emergency room visits	163,909	161,198	1.7%
Net patient service revenue per adjusted admission	$17,370	$17,252	0.7%
•Adjusted admissions for the third quarter of 2026 increased 2.9% year-over-year, which is an acceleration from a 2.5%
year-over-year increase in the second quarter of 2026.
•Admissions for the third quarter of 2026 increased 0.1% year-over-year, which is an improvement from a 1.0% year-
over-year decline in the second quarter of 2026.
•Surgeries for the third quarter of 2026 decreased 1.9% year-over-year, which is an improvement from a 2.9% year-
over-year decline in the second quarter of 2026. The decrease in total surgeries reflected declines in outpatient and inpatient surgery volume of 0.6% and 5.0%, respectively.
•Emergency room visits for the third quarter of 2026 increased 1.7% year-over-year, which is an acceleration from a
0.2% year-over-year increase in the second quarter of 2026.
Balance Sheet, Cash Flow & Liquidity Update; $25 Million Increase To Share Repurchase Program
As of September 30, 2026, the Company had total cash and cash equivalents of $766 million and total debt of $1.1 billion.
The Company’s net leverage ratio was 0.8x and its lease-adjusted net leverage ratio1 was 2.5x as of September 30, 2026. At the end of the third quarter, the Company’s available liquidity was $1 billion.
During the third quarter of 2026, net cash provided by operating activities was $122 million. Year-to-date net cash provided by operating activities was $258 million, or an increase of 5% compared to $247 million in the same prior year period.
During the third quarter of 2026, the Company repurchased 1.0 million shares of its common stock for $11 million. Ardent’s
Board of Directors has authorized a $25 million increase to its share repurchase program. Inclusive of this update, the
Company had approximately $48 million remaining under its repurchase authorization as of September 30, 2026.

2026 Financial Guidance
The Company is increasing its full-year 2026 adjusted EBITDA financial guidance to $500 – 535 million from $485 – 535 million. The Company is maintaining its full-year 2026 revenue outlook of $6,400 – 6,700 million. All guidance is current as of the time provided and is subject to change.

	Full Year 2026 Guidance
(Unaudited; dollars in millions, except per share amounts)	Previous Guidance			Revised Guidance
Total revenue	$6,400	—	$6,700	$6,400	—	$6,700
Net income attributable to Ardent Health, Inc.	$110	—	$163	$132	—	$167
Adjusted EBITDA	$485	—	$535	$500	—	$535
Rent expense payable to REITs	$168	—	$168	$168	—	$168
Diluted earnings per share	$0.78	—	$1.15	$0.93	—	$1.18
Adjusted admissions growth	1.5%	—	2.5%	1.5%	—	2.5%
Capital expenditures	$225	—	$265	$210	—	$250
The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.
Third Quarter 2026 Results Conference Call
The Company will host a conference call to discuss its third quarter financial results on November 5, 2026, at 10:00 a.m.
Eastern Time. A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.
To participate in the live teleconference:
United States Live:    1-833-461-5787
International Live:    1-585-542-9983
Access Code:              142718519
To listen to a replay of the teleconference, which will be available through November 19, 2026:
United States Replay:  1-833-309-1852
International Replay:  1-929-828-5978
Access Code:              142718519
About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S.  The
Company delivers care through its subsidiaries, which include 30 acute care hospitals and more than 280 sites of care with over 2,000 employed and affiliated providers across six states. Anchored by a shared operating model and a commitment to investing in innovative services and technologies that improve quality, access and experience, Ardent is focused on delivering strong clinical outcomes and improving the health of the patients and communities it serves.

Investor Contact: Dave Styblo, CFA Investor.Relations@ardenthealth.com (615) 296-3016

Media Contact: Rebecca Kirkham rebecca.kirkham@ardenthealth.com (615) 296-3000
Supplemental Non-GAAP Financial Information
We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDAR. We define these terms as follows:
•Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of loss on extinguishment and modification of debt; other non-operating losses; recoveries from the cybersecurity incident in November 2023 (the "Cybersecurity Incident"), net
of incremental information technology and litigation costs; certain legal matters and related costs; enterprise restructuring costs; exit and acquisition-related costs; enterprise resource planning system conversion costs; equity-
based compensation expense; and loss (income) from disposed operations. Adjusted EBITDA margin is defined as
Adjusted EBITDA divided by total revenue.
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP performance measures used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA and Adjusted EBITDA margin are performance measures that are not prepared in accordance with GAAP and are presented in this press release because our management considers them important analytical indicators commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA and Adjusted
EBITDA margin are useful financial metrics to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies. While we believe these are useful supplemental performance measures for investors and other users of our financial information, you should not consider Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin have inherent material limitations as performance measures, because they add back certain expenses to net income, resulting in those expenses not being taken into account in the performance measures. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because
Adjusted EBITDA and Adjusted EBITDA margin exclude these and other items, they have material limitations as measures of our performance.
•Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to real estate investment trusts ("REITs"), which consists of rent expense pursuant to the master lease agreement (the
"Ventas Master Lease") with Ventas, Inc. ("Ventas"), lease agreements with Ventas for 18 medical office buildings and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical
Center.

Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and MPT, pursuant to long-term lease agreements. Additionally, we lease 18 medical office buildings from Ventas pursuant to lease agreements with initial terms of 12 years and eight options to renew for additional five-year terms. Our management views the long-term lease agreements with Ventas and MPT, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted EBITDAR as a measure of compliance.
Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of
Adjusted EBITDAR should not be construed as a performance or liquidity measure.
Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes this and other items, it has material limitations as a measure of our valuation.
Forward-Looking Statements
This press release may contain "forward-looking statements," as that term is defined in the U.S. federal securities laws.
These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters.
Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would,"
"will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. When reviewing this press release, you should keep in mind the substantive risk and uncertainties that could impact our business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this press release or implied by past results and trends. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.
Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) effects of changes in healthcare policy or legislation, including the One Big Beautiful Bill Act (the
"OBBBA") and any other reforms that have or may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (5) the ability to achieve operating and financial targets, develop and execute mitigation plans to offset to the extent possible impacts from the OBBBA, the expiration of temporary enhanced subsidies for individuals eligible to purchase insurance coverage through health insurance marketplaces and imposition of tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services; (6)
security threats, catastrophic events and other disruptions affecting our, our service providers’ or our joint venture ("JV")
partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (7) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-based purchasing may impact our competitive position; (8) inability to recruit and retain quality physicians and increased labor costs resulting from increased competition for staffing or a continued or increased shortage of experienced nurses, as well as the loss of key personnel, including key members of our management team; (9) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (10) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (11) inability to successfully complete acquisitions, divestitures or strategic JVs or inability to realize all of the anticipated benefits; (12) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (13) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies of past acquisitions and the risk that transactions may not receive necessary government clearances; (14) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (15)
operational, legal and financial risks associated with outsourcing functions to third parties; (16) our facilities are heavily concentrated in Texas and Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (17) negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (18) risks related to the Master Lease with Ventas ("Ventas Master Lease") and its restrictions and limitations on our business; (19)
the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (20) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (21) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations;
(22) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (23) the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (24) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (25) failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (26) the results of our efforts to use technology, including artificial intelligence ("AI") and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (27)
our status as a controlled company; (28) conflicts of interest between our controlling stockholder and other holders of our common stock; and (29) other risk factors described in our filings with the Securities and Exchange Commission.
Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to "Company," "Ardent Health," "Ardent," "we," "our" and "us" as used throughout this release refer to Ardent Health, Inc. and its affiliates, unless stated otherwise or indicated by context.

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Three Months Ended September 30,
	2026		2025
	Amount	%	Amount	%
Total revenue	$1,624,856	100.0%	$1,576,746	100.0%
Expenses:
Salaries and benefits	647,940	39.9%	676,962	42.9%
Professional fees	327,805	20.2%	305,083	19.3%
Supplies	283,127	17.4%	275,881	17.5%
Rents and leases	27,785	1.7%	26,386	1.7%
Rents and leases, related party	38,984	2.4%	38,106	2.4%
Other operating expenses	162,814	10.1%	198,714	12.6%
Interest expense	15,317	0.9%	13,914	0.9%
Depreciation and amortization	41,059	2.5%	39,156	2.5%
Loss on extinguishment and modification of debt	—	0.0%	7,344	0.5%
Other non-operating gains	(1,000)	(0.1)%	(2,597)	(0.2)%
Total operating expenses	1,543,831	95.0%	1,578,949	100.1%
Income (loss) before income taxes	81,025	5.0%	(2,203)	(0.1)%
Income tax expense (benefit)	17,638	1.1%	(3,410)	(0.2)%
Net income	63,387	3.9%	1,207	0.1%
Net income attributable to noncontrolling interests	18,871	1.2%	24,685	1.6%
Net income (loss) attributable to Ardent Health, Inc.	$44,516	2.7%	$(23,478)	(1.5)%

Net income (loss) per share:
Basic	$0.32		$(0.17)
Diluted	$0.31		$(0.17)
Weighted-average common shares outstanding:
Basic	140,593,457		141,226,862
Diluted	141,704,656		141,226,862

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Nine Months Ended September 30,
	2026		2025
	Amount	%	Amount	%
Total revenue	$4,848,971	100.0%	$4,719,260	100.0%
Expenses:
Salaries and benefits	1,985,557	40.9%	2,006,311	42.5%
Professional fees	972,718	20.1%	882,952	18.7%
Supplies	831,301	17.1%	805,375	17.1%
Rents and leases	82,823	1.7%	81,972	1.7%
Rents and leases, related party	116,356	2.4%	113,975	2.4%
Other operating expenses	502,803	10.4%	493,179	10.5%
Interest expense	40,097	0.8%	42,819	0.9%
Depreciation and amortization	125,387	2.6%	114,666	2.4%
Loss on extinguishment and modification of debt	—	0.0%	7,344	0.2%
Other non-operating gains	(6,890)	(0.1)%	(23,320)	(0.5)%
Total operating expenses	4,650,152	95.9%	4,525,273	95.9%
Income before income taxes	198,819	4.1%	193,987	4.1%
Income tax expense	42,255	0.9%	38,114	0.8%
Net income	156,564	3.2%	155,873	3.3%
Net income attributable to noncontrolling interests	55,299	1.1%	65,018	1.4%
Net income attributable to Ardent Health, Inc.	$101,265	2.1%	$90,855	1.9%

Net income per share:
Basic	$0.72		$0.65
Diluted	$0.71		$0.64
Weighted-average common shares outstanding:
Basic	141,180,120		140,569,409
Diluted	142,174,942		141,242,065

 Ardent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$156,564	$155,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125,387	114,666
Other non-operating (gains) losses	(1,886)	1,275
Loss on extinguishment and modification of debt	—	515
Amortization of deferred financing costs and debt discounts	2,432	3,568
Deferred income taxes	10,202	14,884
Equity-based compensation	24,194	30,183
Income from non-consolidated affiliates	(12,251)	(1,409)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(9,129)	16,594
Inventories	1,961	(6,308)
Prepaid expenses and other current assets	54,879	(47,361)
Accounts payable and other accrued expenses and liabilities	(79,925)	(15,716)
Accrued salaries and benefits	(13,988)	(19,689)
Net cash provided by operating activities	258,440	247,075

Cash flows from investing activities:
Purchases of property and equipment	(115,576)	(127,909)
Other	8,357	(92)
Net cash used in investing activities	(107,219)	(128,001)

Cash flows from financing activities:
Proceeds from insurance financing arrangements	23,493	15,607
Payments of principal on insurance financing arrangements	(14,434)	(10,751)
Payments of principal on long-term debt	(10,778)	(4,506)
Debt issuance costs	—	(2,573)
Distributions to noncontrolling interests	(68,371)	(62,366)
Repurchase of common stock	(24,011)	—
Other	(483)	(1,829)
Net cash used in financing activities	(94,584)	(66,418)
Net increase in cash and cash equivalents	56,637	52,656
Cash and cash equivalents at beginning of period	709,601	556,785
Cash and cash equivalents at end of period	$766,238	$609,441

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment	$693	$13,509

Ardent Health, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands, except per share amounts)

	September 30, 2026(1)	December 31, 2025 (1)
Assets
Current assets:
Cash and cash equivalents	$766,238	$709,601
Accounts receivable	661,845	686,102
Inventories	110,100	118,593
Prepaid expenses	119,726	112,646
Other current assets	378,896	431,882
Assets held for sale	133,649	—
Total current assets	2,170,454	2,058,824
Property and equipment, net	899,769	935,769
Operating lease right of use assets	318,076	292,651
Operating lease right of use assets, related party	895,779	915,599
Goodwill	861,856	879,451
Other intangible assets	87,020	89,335
Deferred income taxes	3,201	6,888
Other assets	116,864	111,691
Total assets	$5,353,019	$5,290,208

Liabilities and Equity
Current liabilities:
Current installments of long-term debt	$28,763	$23,444
Accounts payable	399,035	457,936
Accrued salaries and benefits	274,135	296,260
Other accrued expenses and liabilities	260,163	268,904
Liabilities held for sale	55,262	—
Total current liabilities	1,017,358	1,046,544
Long-term debt, less current installments	1,069,688	1,075,782
Long-term operating lease liability	281,402	260,600
Long-term operating lease liability, related party	885,291	904,632
Self-insured liabilities	232,538	241,050
Other long-term liabilities	85,059	76,636
Total liabilities	3,571,336	3,605,244

Redeemable noncontrolling interests	(7,326)	(1,250)
Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 750,000,000 shares authorized; 140,931,614 and 142,864,171 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,409	1,429
Additional paid-in capital	786,447	788,472
Accumulated other comprehensive income (loss)	5,456	(3,610)
Retained earnings	602,872	501,607
Equity attributable to Ardent Health, Inc.	1,396,184	1,287,898
Noncontrolling interests	392,825	398,316
Total equity	1,789,009	1,686,214
Total liabilities and equity	$5,353,019	$5,290,208
(1)As of September 30, 2026 and December 31, 2025, the unaudited condensed consolidated balance sheets included total liabilities of consolidated variable interest entities of $301.7 million and $335.1 million, respectively. Refer to Note 2 of the Company's unaudited condensed consolidated financial statements included in its
Quarterly Report on Form 10-Q for the nine months ended September 30, 2026 for further discussion.

 Ardent Health, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	% Change	2025	2026	% Change	2025
Total revenue (in thousands)	$1,624,856	3.1%	$1,576,746	$4,848,971	2.7%	$4,719,260
Hospitals operated (at period end) (1)	30	0.0%	30	30	0.0%	30
Licensed beds (at period end) (2)	4,281	0.0%	4,281	4,281	0.0%	4,281
Utilization of licensed beds (3)	49%	0.0%	49%	50%	0.0%	50%
Admissions (4)	41,899	0.1%	41,862	123,935	(0.7)%	124,786
Adjusted admissions (5)	91,933	2.9%	89,328	267,503	2.5%	261,031
Inpatient surgeries (6)	9,250	(5.0)%	9,732	27,612	(4.2)%	28,822
Outpatient surgeries (7)	22,684	(0.6)%	22,813	67,419	0.1%	67,385
Total surgeries	31,934	(1.9)%	32,545	95,031	(1.2)%	96,207
Emergency room visits (8)	163,909	1.7%	161,198	476,973	(0.4)%	479,069
Patient days (9)	193,773	0.1%	193,558	580,125	(0.8)%	584,510
Total encounters (10)	1,627,839	3.2%	1,577,281	4,773,160	5.6%	4,519,815
Average length of stay (11)	4.62	0.0%	4.62	4.68	0.0%	4.68
Net patient service revenue per adjusted admission (12)	$17,370	0.7%	$17,252	$17,857	0.6%	$17,745
(1)Hospitals operated (at period end). This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of
Texas Health Science Center at Tyler, an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health North
Campus Tyler, the financial results of such entity are not consolidated under Ardent Health, Inc.
(2)Licensed beds (at period end). This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(3)Utilization of licensed beds. This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.
(4)Admissions. This metric represents the number of patients admitted for inpatient treatment during the applicable period.
(5)Adjusted admissions. This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure
(admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

Adjusted Admissions	=	Admissions	x	(Gross Inpatient Revenue + Gross Outpatient Revenue)
Gross Inpatient Revenue
(6)Inpatient surgeries. This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-
sections, and certain diagnostic procedures are excluded from inpatient surgeries.
(7)Outpatient surgeries. This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.
(8)Emergency room visits. This metric represents the total number of patients provided with emergency room treatment during the applicable period.
(9)Patient days. This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.
(10)Total encounters. This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.
(11)Average length of stay. This metric represents the average number of days admitted patients stay in our hospitals.
(12)Net patient service revenue per adjusted admission. This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$63,387	$1,207	$156,564	$155,873
Adjusted EBITDA Addbacks:
Income tax expense (benefit)	17,638	(3,410)	42,255	38,114
Interest expense	15,317	13,914	40,097	42,819
Depreciation and amortization	41,059	39,156	125,387	114,666
Noncontrolling interest earnings	(18,871)	(24,685)	(55,299)	(65,018)
Loss on extinguishment and modification of debt	—	7,344	—	7,344
Other non-operating losses (1)	—	353	—	1,130
Cybersecurity Incident recoveries, net (2)	(1,000)	(2,950)	(1,000)	(22,655)
Certain legal matters and related costs	—	—	2,464	—
Enterprise restructuring costs (3)	5,360	2,846	32,160	6,043
Exit and acquisition-related costs (4)	1,614	1,122	4,071	3,486
Enterprise resource planning system conversion costs (5)	5,913	692	11,651	1,319
Equity-based compensation	7,313	9,674	24,194	30,183
Loss (income) from disposed operations	17	(11)	(5,860)	22
Adjusted EBITDA	$137,747	$45,252	$376,684	$313,326
Total revenue	$1,624,856	$1,576,746	$4,848,971	$4,719,260
Adjusted EBITDA margin	8.5%	2.9%	7.8%	6.6%
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net primarily represent gains on insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs. During the three and nine months ended September 30, 2026, the Company recognized a gain of
$1.0 million associated with the release of an accrual for expected litigation-related related costs.
(3)Enterprise restructuring costs represent expenses related to employee termination benefits of $0.2 million and $2.8 million for the three months ended
September 30, 2026 and 2025, respectively, and $21.5 million and $6.0 million for the nine months ended September 30, 2026 and 2025, respectively, for position eliminations and executive leadership departures as part of strategic organizational changes, and third-party professional fees and expenses for advisory services related to enterprise restructuring activities of $5.2 million and $10.7 million for the three and nine months ended September 30, 2026, respectively. Employee termination benefit costs reflect severance and related employee benefit expenses associated with a discrete enterprise restructuring program designed to streamline and improve the Company's organizational structure.
(4)Exit and acquisition-related costs represent penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.8 million and $0.2 million for the three months ended September 30, 2026 and 2025, respectively, and $0.9 million and $0.5 million for the nine months ended September 30,
2026 and 2025, respectively, third-party professional fees and expenses incurred in connection with potential and completed acquisitions of $0.6 million for the three months ended September 30, 2026, and $2.6 million and $0.8 million for the nine months ended September 30, 2026 and 2025, respectively, and system integration costs for completed acquisitions of $0.2 million and $0.9 million for the three months ended September 30, 2026 and 2025, respectively, and $0.6 million and $2.2 million for the nine months ended September 30, 2026 and 2025, respectively.
(5)Enterprise resource planning system conversion costs represent various costs incurred related to a single system conversion project to implement a new enterprise resource planning system. These costs include expected third-party professional fees and expenses incurred in connection with the conversion project of $5.2 million and $0.6 million for the three months ended September 30, 2026 and 2025, respectively, and $10.7 million and $1.2 million for the nine months ended September 30, 2026 and 2025, respectively, and contract labor expense directly related to the conversion project of $0.8 million and $0.1 million for the three months ended September 30, 2026 and 2025, respectively, and $1.0 million and $0.1 million for the nine months ended September 30,
2026 and 2025, respectively. These costs do not include post-implementation licensing, maintenance and operating costs associated with the new enterprise resource planning system.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Net income	$63,387	$156,564
Adjusted EBITDAR Addbacks:
Income tax expense	17,638	42,255
Interest expense	15,317	40,097
Depreciation and amortization	41,059	125,387
Noncontrolling interest earnings	(18,871)	(55,299)
Cybersecurity Incident recoveries, net (1)	(1,000)	(1,000)
Certain legal matters and related costs	—	2,464
Enterprise restructuring costs (2)	5,360	32,160
Exit and acquisition-related costs (3)	1,614	4,071
Enterprise resource planning system conversion costs (4)	5,913	11,651
Equity-based compensation	7,313	24,194
Loss (income) from disposed operations	17	(5,860)
Rent expense payable to REITs (5)	41,875	125,010
Adjusted EBITDAR	$179,622	$501,694
(1)Cybersecurity Incident recoveries, net primarily represent gains on insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs. During the three and nine months ended September 30, 2026, the Company recognized a gain of
$1.0 million associated with the release of an accrual for expected litigation-related related costs.
(2)Enterprise restructuring costs represent expenses related to employee termination benefits of $0.2 million and $21.5 million for the three and nine months ended September 30, 2026, respectively, for position eliminations and executive leadership departures as part of strategic organizational changes, and third-
party professional fees and expenses for advisory services related to enterprise restructuring activities of $5.2 million and $10.7 million for the three and nine months ended September 30, 2026, respectively. Employee termination benefit costs reflect severance and related employee benefit expenses associated with a discrete enterprise restructuring program designed to streamline and improve the Company's organizational structure.
(3)Exit and acquisition-related costs represent penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.8 million and $0.9 million for the three and nine months ended September 30, 2026, respectively, third-party professional fees and expenses incurred in connection with potential and completed acquisitions of $0.6 million and $2.6 million for the three and nine months ended September 30, 2026, respectively, and system integration costs for completed acquisitions of $0.2 million and $0.6 million for the three and nine months ended September 30, 2026, respectively.
(4)Enterprise resource planning system conversion costs represent various costs incurred related to a single system conversion project to implement a new enterprise resource planning system. These costs include expected third-party professional fees and expenses incurred in connection with the conversion project of $5.2 million and $10.7 million for the three and nine months ended September 30, 2026, respectively, and contract labor expense directly related to the conversion project of $0.8 million and $1.0 million for the three and nine months ended September 30, 2026, respectively. These costs do not include post-implementation licensing, maintenance and operating costs associated with the new enterprise resource planning system.
(5)Rent expense payable to REITs for the three and nine months ended September 30, 2026 consists of rent expense of $39.0 million and $116.4 million, respectively, related to the Ventas Master Lease and other lease agreements with Ventas for medical office buildings and rent expense of $2.9 million and
$8.6 million, respectively, related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside Medical Center.

Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in millions)

	Guidance for the Full Year Ending December 31, 2026
	Previous Guidance		Revised Guidance
	Low	High	Low	High
Net income	$202	$260	$209	$254
Adjusted EBITDA Addbacks:
Income tax expense	53	69	56	69
Interest expense	56	53	56	54
Depreciation and amortization	175	170	171	167
Noncontrolling interest earnings	(92)	(97)	(77)	(87)
Cybersecurity Incident recoveries, net (1)	(7)	(7)	(7)	(7)
Certain legal matters and related costs	3	3	3	3
Enterprise restructuring costs (2)	37	32	37	36
Exit and acquisition-related costs (3)	5	4	6	5
Enterprise resource planning system conversion costs (4)	17	16	17	16
Equity-based compensation	42	38	35	31
Income from disposed operations	(6)	(6)	(6)	(6)
Adjusted EBITDA	$485	$535	$500	$535
(1)Cybersecurity Incident recoveries, net primarily represent gains on insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(2)Enterprise restructuring costs represent expenses related to employee termination benefits for position eliminations and executive leadership departures as part of strategic organizational changes and third-party professional fees and expenses for advisory services related to enterprise restructuring activities.
These costs reflect severance and related employee benefit expenses associated with a discrete enterprise restructuring program designed to streamline and improve the Company’s organizational structure.
(3)Exit and acquisition-related costs represent penalties and costs incurred for terminating pre-existing contracts at acquired facilities, third-party professional fees and expenses incurred in connection with potential and completed acquisitions, and system integration costs for completed acquisitions.
(4)Enterprise resource planning system conversion costs represent various costs incurred related to a single system conversion project to implement a new enterprise resource planning system. These costs include expected third-party professional fees and expenses incurred in connection with the conversion project and contract labor expense directly related to the conversion project.  These costs do not include post-implementation licensing, maintenance and operating costs associated with the new enterprise resource planning system.